UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 4, 2007

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SUN AMERICAN BANCORP

(Exact name of registrant as specified in its charter)

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Delaware	0-22911	65-032364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 N. Federal Highway, Suite 111-A, Boca Raton, Florida 33432

(Address of principal executive offices) (Zip Code)

561-826-0464

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (the “Form 8-K”) of Sun American Bancorp (the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. While forward-looking statements sometimes are presented with numerical specificity, they are based on various assumptions made by management regarding future events over which we have little or no control. Forward-looking statements may include, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipate,” “believe,” “estimate,” “forecast,” “expect,” “intend,” “plan” and similar expressions. The Company’s ability to predict projected results or the effect of events on the Company’s operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. We caution readers that forward-looking statements, including without limitation, those relating to future business prospects, revenues, working capital, liquidity, and income, are subject to certain risks and uncertainties that would cause actual results to differ materially from those indicated in the forward-looking statements. Factors that could affect the Company’s assumptions and predictions include, but are not limited to, the risk that: (i) loan losses would have a material adverse effect on the Company’s financial condition and operating results; (ii) a decline in the value of the collateral securing the Company’s loans could result in an increase in losses on foreclosure; (iii) the Company’s growth strategy may not be successful; (iv) the geographical concentration of the Company’s business in Florida makes it highly susceptible to local economic and business conditions; (v) changes in interest rates may adversely affect the Company’s financial condition; and (vi) competition from other financial institutions could adversely affect the Company’s profitability and growth. As a result, potential investors are cautioned not to place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update or revise any forward-looking statements.

Unless otherwise indicated, we refer to the Company as we, us or our, and we refer to the Company’s subsidiary, Sun American Bank, as the bank in this Form 8-K.

Item 1.01

Entry into a Material Definitive Agreement.

On January 17, 2007, our board of directors approved the issuance of options to purchase shares of our common stock under our Amended and Restated 2005 Stock Option and Stock Incentive Plan to our non-employee directors. Each of Messrs. Famadas, Marinello, Partridge, Perrone, Rosinus and Valle were granted 50,000 options, each of which terminates on January 17, 2017, has an exercise price of $5.23 per share and vests in five equal annual installments beginning on January 1, 2008.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Officer

On January 4, 2007, Hugo A. Castro, our director and Secretary and Managing Director of the bank, resigned as a director and officer of us and the bank. On January 17, 2007, our and the bank’s board of directors accepted Mr. Castro’s resignation.

Employment Agreement with Michael E. Golden

On January 17, 2007, we and the bank entered into an Employment Agreement with Michael Golden, our director, President and Chief Executive Officer and Chairman, President and Chief Executive Officer of the bank. In these capacities, Mr. Golden will be responsible for overseeing and managing our and the bank’s day-to-day business, operations and strategy and will report directly to the board of directors. The Employment Agreement replaces the former Employment Agreement dated May 22, 2006 by and among us, the bank and Mr. Golden.

Mr. Golden will be employed for an initial term of one year commencing on January 1, 2007 and ending December 31, 2007. The agreement will be extended automatically each year on the anniversary date of the initial term for an additional one year term unless either party provides written notice at least 30 days prior to the end of the extended term.

During the initial term, Mr. Golden will receive an annual base salary of $350,000 and quarterly performance bonuses of $31,250. The Compensation Committee of the board of directors will pay Mr. Golden the performance bonuses if we and the bank meet, or, in the discretion of the Compensation Committee, substantially meet, certain established financial goals based upon our approved 2007 budget. To the extent a performance goal is not met in a particular quarter, the Compensation Committee can pay Mr. Golden the missed quarterly bonus as part of the following quarter’s bonus if the performance goal is met by the end of the following quarter. By way of example, if a performance goal is not met in the first quarter, but is met by the end of the second quarter, Mr. Golden’s second quarter bonus will include the missed bonus for the first quarter and he will receive a $62,500 bonus. An additional bonus may be paid to Mr. Golden if certain fiscal year end financial goals are exceeded. The amount of such bonus, if any, will be determined, on a discretionary basis, by the Compensation Committee. As part of his annual compensation package, on January 17, 2007, the Compensation Committee approved the issuance of options to purchase 100,000 shares of our common stock and 50,000 shares of restricted stock to Mr. Golden, as more fully described below.

Mr. Golden is also entitled to a $900 per month car allowance, participation in the insurance, health and medical benefits that are generally made available to our senior executives, payment of the premium on the life insurance policy payable to his beneficiaries, 4 weeks of vacation, reimbursement of necessary and reasonable expenses incurred or paid by him in connection with the performance of his duties, and such other benefits as may be provided to our other senior executives, including participation in our 401(k) plan and stock option plans.

We also agreed to indemnify Mr. Golden against all claims, actions, suits, proceedings, liabilities, damages, fines, costs and expenses that he may incur in connection with the performance of his duties. During the employment term and for a period of 3 years thereafter, we will maintain directors’ and officers’ liability insurance coverage on behalf of Mr. Golden at whatever amount we deem reasonable.

We and our board of directors agreed to cause Mr. Golden to be nominated to be elected as a director to the board of directors each time his term as a director is set to expire.

Pursuant to the terms of the agreement, Mr. Golden cannot, anywhere in the United States, directly or indirectly,: (i)acquire, or own in any manner, any interest in any entity that engages in our or the bank’s business (collectively, the “Business”) or that engages in any business, activity or enterprise that competes with any aspect of the Business; or (ii) be interested in, or otherwise participate in the management or operation of, any entity that engages in any business, activity or enterprise that competes with any aspect of the Business. Mr. Golden can serve as an officer or director of any entity or business enterprise, or otherwise participate in educational, welfare, social, religious and civic organizations, provided that he does not serve as a director or officer of any entity or business enterprise that engages in a business that competes directly with the Business. Mr. Golden is permitted to make investments in the securities of any entity or business enterprise, provided that he cannot make any investments in the securities of any entity or business enterprise that engages in a business that competes directly with the Business.

In the event of Mr. Golden’s death, the agreement automatically terminates and in the event of his incapacity, the agreement may be terminated by us upon written notice. In either event, we will pay to Mr. Golden, his estate, or his legal representative, as applicable: (i) the base salary through the date of termination, plus the base salary for the remaining term of the agreement and an additional one year term; (ii) the performance bonus; and (iii) any business expenses that were properly reimbursable to him through the date of termination.

We can terminate Mr. Golden’s employment at any time for “cause,” as defined below, upon written notice. In the event Mr. Golden’s employment is terminated by us for cause or he voluntarily terminates his employment prior to the end of the employment term upon 90 days’ prior written notice, we will pay to him: (i) the base salary through the date of termination; (ii) any accrued, but unpaid, performance bonus; and (iii) any business expenses that were properly reimbursable to him through the date of termination. “Cause” is defined in the agreement to include: (i) the material breach by Mr. Golden of any of the material terms or provisions of the agreement; (ii) the willful misconduct of Mr. Golden in connection with the performance of his material duties or his willful refusal to perform all or any portion of his material duties and responsibilities; or (iii) fraud, criminal conduct, material dishonestly or breach of trust or embezzlement by Mr. Golden.

We can terminate Mr. Golden’s employment without cause at any time upon 30 days’ prior written notice. In such event, the agreement requires us to pay to Mr. Golden, in accordance with our regular payroll policy: (i) the base salary through the date of termination, plus the base salary for the remaining term of the agreement and an additional one year term (the “Severance Period”); (ii) the performance bonus; (iii) any business expenses that were properly reimbursable to him through the date of termination; and (iv) during the Severance Period, the health and medical insurance and other benefits that were provided to him prior to termination. In addition, any stock options granted by us to Mr. Golden that have not vested or are not exercisable on the date of termination will automatically vest and become immediately exercisable.

Mr. Golden can terminate his employment for “good reason,” as defined below, upon notice to us within 30 days after he has actual knowledge of the event providing such good reason and we fail to cure the event within 30 days following the notice. If Mr. Golden terminates his employment for good reason, it will have the same effect and afford him the same rights and benefits as if we terminated his employment without cause. “Good reason” means the occurrence of any of the following events: (i) Mr. Golden is not retained as our Chief Executive Officer even if he is allowed to continue in our employ; (ii) we materially reduce his duties and responsibilities; (iii) he is removed from his position as a member of our board of directors for any reason other than in connection with his termination for cause; or (iv) we fails to perform or observe any of our material obligations to him under the agreement, including, without limitation, by failing to provide or cause the provision of, any compensation or benefits that we are obligated to provide.

The foregoing brief summary of the agreement is not intended to be complete and is qualified in its entirety by reference to the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Grants of Stock Options to Executive Officers and Shares of Restricted Stock to Principal Executive Officer

On January 17, 2007, our board of directors approved the issuance of options to purchase shares of our common stock under our Amended and Restated 2005 Stock Option and Stock Incentive Plan to our executive officers as follows: 100,000 options to Michael E. Golden, our director, President and Chief Executive Officer and Chairman, President and Chief Executive Officer of the bank, 50,000 options to Robert L. Nichols, our Chief Financial Officer, Treasurer and Secretary and President of the Executive Committee and Chief Financial Officer of the bank, 30,000 options to Robert K. Garrett, Executive Vice President and Chief Lending Officer of the bank, 20,000 options to Alfredo M. Barreiro, our Chief Operating Officer and Executive Vice President and Chief Operating Officer of the bank, and 20,000 options to William T. Ross, Executive Vice President, Sales and Service of the bank. Each of the options granted terminates on January 17, 2017, has an exercise price of $5.23 per share and vests in five equal annual installments beginning on January 1, 2008.

In addition, on January 17, 2007, our board of directors approved the issuance of 50,000 shares of restricted stock to Mr. Golden, which shares vest in five equal annual installments beginning on January 1, 2008.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Employment Agreement dated January 17, 2007 by and among Sun American Bancorp, Sun American Bank and Michael E. Golden.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 23, 2007

SUN AMERICAN BANCORP
By:	/s/ MICHAEL E. GOLDEN
Name:	Michael E. Golden
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated January 17, 2007 by and among Sun American Bancorp, Sun American Bank and Michael E. Golden.